Exhibit 4.3

WESTAR ENERGY, INC.

FORM OF

SUBORDINATED DEBT SECURITIES INDENTURE

Dated as of             , 20

The Bank of New York Mellon Trust Company, N.A., as Trustee

PARTIAL CROSS-REFERENCE TABLE

Indenture Section	TIA Section
2.05	317(b)
2.06	312(a)
2.11	316(a) (last sentence)
4.05	314(a)(4)
6.03	317(a)(1)
6.04	316(a)(1)(B)
6.07	316(a)(1)(A)
6.08	317(a)(1)
7.02	315(a), 315(d)
7.05	315(b)
7.06	313(a)
7.08	310(a), 310(b)
7.10	310(a)(2)
8.02	310(a), 310(b)
11.04	316(c)
12.01	318(a)
12.02	313(c)
12.03	314(c)(1), 314(c)(2)
12.04	314(e)

i

Section 12.08 Duplicate Originals	43
Section 12.09 Governing Law	43
Section 12.10 Submission to Jurisdiction	43
Section 12.11 Waiver of Jury Trial	44
Section 12.12 FATCA	44
Section 12.13 Force Majeure	44

INDENTURE dated as of _________, 20__] between WESTAR ENERGY, INC., a corporation organized and existing under the laws of the State of Kansas (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the Holders of the Company’s debt securities issued under this Indenture:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions.

“Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

“Agent” means any Registrar, Transfer Agent or Paying Agent.

“Authorized Newspaper” means a newspaper that is:

(i) printed in the English language or in an official language of the country of publication;

(ii) customarily published on each business day in the place of publication; and

(iii) of general circulation in the relevant place or in the financial community of such place.

Whenever successive publications in an Authorized Newspaper are required, they may be made on the same or different business days and in the same or different Authorized Newspapers.

“Bearer Security” means a Security payable to bearer.

“Board” means the Board of Directors of the Company or any authorized committee of the Board.

“Business Day” means day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of any person and all warrants or options to acquire such capital stock.

“Common Stock” means the common stock, par value $5.00 per share, of the Company.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Conversion Agent” means an office or agency where Debt Securities may be presented for conversion.

“Conversion Rate” means such number or amount of shares of Common Stock or other equity or debt securities for which $1,000 aggregate principal amount of Securities of any series is convertible, initially as stated in the Securities Resolution authorizing the series and as adjusted pursuant to the terms of this Indenture and the Securities Resolution.

“Corporate Trust Office” shall m ean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at 2 North La Salle Street, Suite 1020, Chicago, IL 60602, Attention: Corporate Trust Department, or at any other time at such other address as the Trustee may designate from time to time by notice to the Noteholders.

“coupon” means an interest coupon for a Bearer Security.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default (as defined below).

“Discounted Debt Security” means a Security where the amount of principal due upon acceleration is less than the stated principal amount.

“Holder” or “Securityholder” means the person in whose name a Registered Security is registered and the bearer of a Bearer Security or coupon.

“Indenture” means this Indenture and any Securities Resolution as amended from time to time.

“Lien” means mortgage, pledge, security interest or other lien.

“Officer” means the Chairman, any Vice-Chairman, the President, any Executive or Senior Vice President, any Vice-President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee, and delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of a debt security means the principal of the security plus the premium, if and when applicable, on the security.

“Registered Security” means a Security registered as to principal and interest by the Registrar.

“Responsible Officer” when used with respect to the Trustee means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“SEC” means the Securities and Exchange Commission.

“Securities” means the debt securities issued under this Indenture.

“Securities Resolution” means a resolution adopted by the Board or by a committee of Officers or an Officer pursuant to Board delegation authorizing a series.

“Senior Indebtedness” of the Company means the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding at the date hereof or hereafter incurred or created:

(a) all indebtedness of such person for money borrowed (including any indebtedness secured by a mortgage, conditional sales contract or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (ii) existing on property at the time of acquisition thereof);

(b) all indebtedness of such person evidenced by notes, debentures, bonds or other securities sold by such person for money;

(c) all lease obligations of such person which are capitalized on the books of such person in accordance with generally accepted accounting principles;

(d) all indebtedness of others of the kinds described in either of the preceding clauses (a) or (b) and all lease obligations of others of the kind described in the preceding clause (c) assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase, contingent or otherwise; and

(e) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a), (b) and (d) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (c) and (d);

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the Securities.

“series” means a series of Securities or the Securities of the series.

“Subsidiary” of any person means (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other Subsidiaries of such person or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, or one or more Subsidiaries of such person or such person and one or more Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policy, management and affairs thereof.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code 77aaa–77bbbb), as amended.

“Trading Day” means each day on which the securities exchange or quotation system which is used to determine the Market Price is open for trading or quotation.

“Trustee” means the party named as such above until a successor replaces it and thereafter means the successor.

“Trust Officer” when used with respect to the Trustee, means any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“United States” means the United States of America, its territories and possessions and other areas subject to its jurisdiction.

Section 1.02 Other Definitions.

Term	Defined in Section

“actual knowledge”	7.02

“Applicable Law”	12.12

“Bankruptcy Law”	6.01

“Beneficial Owner”	3.07

“Conditional Redemption”	3.04

“Conversion Agent”	2.03

“Conversion Date”	10.02

“Conversion Notice”	10.02

“Conversion Right”	10.01

“Custodian”	6.01

“Depositary”	3.07

“Event of Default”	6.01

“Legal Holiday”	12.06

“Market Price”	10.07

“Participant”	3.07

“Paying Agent”	2.03

“Price Per Share”	10.09

“Registrar”	2.03

“Section 3.07 Aggregate Limit”	3.07

“Section 3.07 Commencement Date”	3.07

“Section 3.07 Individual Limit”	3.07

“Section 3.07 Redemption Period”	3.07

“Transfer Agent”	2.03

“Treasury Regulations”	2.04

“U.S. Government Obligations”	8.02

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

(c) generally accepted accounting principles are those applicable from time to time;

(d) all terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such definitions;

(e) “or” is not exclusive; and

(f) words in the singular include the plural, and in the plural include the singular.

ARTICLE 2

THE SECURITIES

Section 2.01 Issuable in Series. The aggregate principal amount of Securities that may be issued under this Indenture is unlimited. The Securities may be issued from time to time in one or more series. Each series shall be created by a Securities Resolution that establishes the terms of the series, which may include the following:

(a) the title of the series;

(b) the aggregate principal amount of the series;

(c) the interest rate, if any, or method of calculating the interest rate;

(d) the date from which interest will accrue;

(e) the record dates for interest payable on Registered Securities;

(f) the dates when principal and interest are payable;

(g) the manner of paying principal and interest;

(h) the places where principal and interest are payable;

(i) the Registrar, Transfer Agent and Paying Agent;

(j) the terms of any mandatory or optional redemption by the Company or any third party including any sinking fund;

(k) the terms of any redemption at the option of Holders or put by the Holders;

(l) the denominations in which Securities are issuable;

(m) whether Securities will be issuable as Registered Securities, Bearer Securities or uncertificated Securities;

(n) whether and upon what terms Registered Securities, Bearer Securities and uncertificated Securities may be exchanged;

(o) whether any Securities will be represented by a Security in global form;

(p) the terms of any global Security;

(q) the terms of any tax indemnity;

(r) the currencies (including any composite currency) in which principal or interest may be paid;

(s) if payments of principal or interest may be made in a currency other than that in which Securities are denominated, the manner for determining such payments;

(t) if amounts of principal or interest may be determined by reference to an index, formula or other method, the manner for determining such amounts;

(u) provisions for electronic issuance of Securities or for Securities in uncertificated form;

(v) the portion of principal payable upon acceleration of a Discounted Debt Security;

(w) whether any Events of Default or covenants in addition to or in lieu of those set forth in this Indenture have been added;

(x) whether and upon what terms Securities may be defeased;

(y) the forms of the Securities or any coupon, which may be in the form of Exhibit A or B;

(z) any terms that may be required by or advisable under U.S. laws;

(aa) whether and upon what terms the Securities will be convertible into or exchangeable for Common Stock of the Company or other equity or debt securities, which may include the terms provided in Article 10; and

(bb) any other terms not inconsistent with this Indenture.

All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

The creation and issuance of a series and the authentication and delivery thereof are not subject to any conditions precedent.

Section 2.02 Execution and Authentication. Two Officers shall sign the Securities by manual or facsimile signature. The Company’s seal shall be reproduced on the Securities. An Officer shall sign any coupons by facsimile signature.

If an Officer whose signature is on a Security or its coupons no longer holds that office at the time the Security is authenticated or delivered, the Security and coupons shall nevertheless be valid.

A Security and its coupons shall not be valid until the Security is authenticated by the manual or facsimile signature of the Registrar. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Each Registered Security shall be dated the date of its authentication. Each Bearer Security shall be dated the date of its original issuance or as provided in the Securities Resolution.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication. Except as otherwise provided in this Article 2, the Trustee shall thereupon authenticate and make available for delivery said Securities to or upon the written order of the Company, signed by the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, its Vice President and Treasurer or one of its Assistant Treasurers. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and, subject to Section 7.01, shall be fully protected in relying upon:

(a) A copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Securities were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Securities are established by an Officers’ Certificate pursuant to general authorization of the Board of Directors, such Officers’ Certificate;

(b) an executed supplemental indenture, if any;

(c) an Officers’ Certificate delivered in accordance with Sections 12.03 and 12.04; and

(d) an Opinion of Counsel which shall state:

(i) that the form of such Securities has been established by or pursuant to a resolution of the Board of Directors in accordance with Section 2.01 and in conformity with the provisions of this Indenture;

(ii) that the terms of such Securities have been established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture;

(iii) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(iv) that all laws and requirements in respect of the execution and delivery by the Company of such Securities have been complied with.

Securities may have notations, legends or endorsements required by law, stock exchange rule, agreement or usage.

In the event Securities are issued in electronic or other uncertificated form, such Securities may be validly issued without the signatures or seal contemplated by this Section 2.02.

Section 2.03 Agents. The Company shall maintain an office or agency where Securities may be authenticated (“Registrar”), where Securities may be presented for registration of transfer or for exchange (“Transfer Agent”), where Securities may be presented for payment (“Paying Agent”) and where Securities may be presented for conversion (“Conversion Agent”). Whenever the Company must issue or deliver Securities pursuant to this Indenture, the Registrar shall authenticate the Securities at the Company’s request. The Transfer Agent shall keep a register of the Securities and of their transfer and exchange.

The Company may appoint more than one Registrar, Transfer Agent, Paying Agent or Conversion Agent for a series. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company does not appoint or maintain a Registrar, Transfer Agent, Paying Agent or Conversion Agent for a series, the Trustee shall act as such.

Section 2.04 Bearer Securities. U.S. laws and Treasury Regulations restrict sales or exchanges of and payments on Bearer Securities. Therefore, except as provided below:

(a) Bearer Securities will be offered, sold or delivered only outside the United States and will be delivered in connection with its original issuance only upon presentation of a certificate in a form prescribed by the Company to comply with U.S. laws and regulations.

(b) Bearer Securities will not be issued in exchange for Registered Securities.

(c) All payments of principal and interest (including original issue discount) on Bearer Securities will be made outside the United States by a Paying Agent located outside the United States unless the Company determines that:

(i) such payments may not be made by such Paying Agent because the payments are illegal or prevented by exchange controls as described in Treasury Regulation 1.163-5(c)(2)(v); and

(ii) (B) making the payments in the United States would not have an adverse tax effect on the Company.

If there is a change in the relevant provisions of U.S. laws or Treasury Regulations or the judicial or administrative interpretation thereof, a restriction set forth in paragraph (1), (2) or (3) above will not apply to a series if the Company determines that the relevant provisions no longer apply to the series or that failure to comply with the relevant provisions would not have an adverse tax effect on the Company or on Securityholders or cause the series to be treated as “registration required” obligations under U.S. law.

The Company shall notify the Trustee of any determinations by the Company under this Section.

“Treasury Regulations” means regulations of the U.S. Treasury Department under the Internal Revenue Code of 1986, as amended.

Section 2.05 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent for a series other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the persons entitled thereto all money held by the Paying Agent for the payment of principal of or interest on the series, and will notify the Trustee of any default by the Company in making any such payment.

While any such default continues, the Trustee may require a Paying Agent to pay all money so held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money.

If the Company or an Affiliate acts as Paying Agent for a series, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent for the series.

The Company may elect not to exchange or register the transfer of any Security for a period of 15 days before a selection of Securities to be redeemed.

Section 2.06 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Transfer Agent, the Company shall furnish to the Trustee semiannually and at such other times as the Trustee may request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Registered Securities and Holders of Bearer Securities whose names are on the list referred to below.

The Transfer Agent shall keep a list of the names and addresses of Holders of Bearer Securities who file a request to be included on such list. A request will remain in effect for two years, and successive requests may be made.

Whenever the Company or the Trustee is required to mail a notice to all Holders of Registered Securities of a series, it also shall mail the notice to Holders of Bearer Securities of the series whose names are on the list.

Whenever the Company is required to publish a notice to all Holders of Bearer Securities of a series, it also shall mail the notice to such of them whose names are on the list.

Section 2.07 Transfer and Exchange. Where Registered Securities of a series are presented to the Transfer Agent with a request to register a transfer or to exchange them for an equal principal amount of Registered Securities of other denominations of the same series, the Transfer Agent shall register the transfer or make the exchange if its requirements for such transactions are met.

The Transfer Agent may require a Holder to pay a sum sufficient to cover any taxes imposed on a transfer or exchange.

If a series provides for Registered and Bearer Securities and for their exchange, Bearer Securities may be exchanged for Registered Securities and Registered Securities may be exchanged for Bearer Securities as provided in the Securities or the Securities Resolution if the requirements of the Transfer Agent for such transactions are met and in the case of the exchange of registered securities for bearer securities if Section 2.04 permits the exchange.

Section 2.08 Replacement Securities. If the Holder of a Security or coupon claims that it has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that the Security or coupon has been acquired by a bona fide purchaser, the Company shall issue a replacement Security or coupon if the Company and the Trustee receive:

(a) evidence satisfactory to them of the loss, destruction or taking;

(b) an indemnity bond satisfactory to them; and

(c) payment of a sum sufficient to cover their expenses and any taxes for replacing the Security or coupon.

A replacement Security shall have coupons attached corresponding to those, if any, on the replaced Security.

Every replacement Security or coupon is an additional obligation of the Company.

Section 2.09 Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Registrar except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

Section 2.10 Discounted Debt Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, the principal amount of a Discounted Debt Security shall be the amount of principal that would be due as of the date of such determination if payment of the Security were accelerated on that date.

Section 2.11 Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.

Section 2.12 Global Securities. If the Securities Resolution so provides, the Company may issue some or all of the Securities of a series in temporary or permanent global form. A global Security may be in registered form, in bearer form with or without coupons or in uncertificated form. A global Security shall represent that amount of Securities of a series as specified in the global Security or as endorsed thereon from time to time. At the Company’s request, the Registrar shall endorse a global Security to reflect the amount of any increase or decrease in the Securities represented thereby.

The Company may issue a global Security only to a depository designated by the Company. A depository may transfer a global Security only as a whole to its nominee or to a successor depository.

The Securities Resolution may establish, among other things, the manner of paying principal and interest on a global Security and whether and upon what terms a beneficial owner of an interest in a global Security may exchange such interest for definitive Securities.

The Company, an Affiliate, the Trustee and any Agent shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners.

Section 2.13 Temporary Securities. Until definitive Securities of a series are ready for delivery, the Company may use temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Temporary Securities may be in global form. Temporary Bearer Securities may have one or more coupons or no coupons.

Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities.

Section 2.14 Cancellation. The Company at any time may deliver Securities to the Registrar for cancellation. The Transfer Agent and the Paying Agent shall forward to the Registrar any Securities and coupons surrendered to them for payment, exchange or registration of transfer. The Registrar shall cancel all Securities or coupons surrendered for payment, registration of transfer, exchange or cancellation. The Registrar also will cancel all Bearer Securities and unmatured coupons unless the Company requests the Registrar to hold the same for redelivery. Any Bearer Securities so held shall be considered delivered for cancellation under Section 2.09. The Registrar shall destroy cancelled Securities and coupons unless the Company otherwise directs.

Unless the Securities Resolution otherwise provides, the Company may not issue new Securities to replace Securities that the Company has paid or that the Company has delivered to the Registrar for cancellation.

Section 2.15 Defaulted Interest. If the Company defaults in a payment of interest on Registered Securities, it need not pay the defaulted interest to Holders on the regular record date. The Company may fix a special record date for determining Holders entitled to receive defaulted interest, or the Company may pay defaulted interest in any other lawful manner.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee. Securities of a series that are redeemable before maturity shall be redeemable in accordance with their terms and, unless the Securities Resolution otherwise provides, in accordance with this Article.

In the case of a redemption by the Company, the Company shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The Company shall notify the Trustee at least 35 days before the redemption date unless a shorter notice is satisfactory to the Trustee.

If the Company is required to redeem Securities, it may reduce the principal amount of Securities required to be redeemed to the extent that it is permitted a credit against such redemption requirement by the terms of the Securities Resolution and notifies the Trustee of the amount of such credit and the basis for it. If the reduction is based on a credit for acquired or redeemed Securities that the Company has not previously delivered to the Registrar for cancellation, the Company shall deliver the Securities at the same time as the notice.

Section 3.02 Selection of Securities to be Redeemed. If less than all the Securities of a series are to be redeemed, in the case of securities issued in definitive form, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate, in the case of securities issued in global form, the securities shall be selected in accordance with the applicable policy and procedures of the Depositary. The Trustee shall make the selection from Securities of the series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities having denominations larger than the minimum denomination for the series. Securities and portions thereof selected for redemption shall be in amounts equal to the minimum denomination for the series or an integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03 Notice of Redemption. At least 30 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder of Registered Securities whose Securities are to be redeemed.

If Bearer Securities are to be redeemed, the Company shall publish a notice of redemption in an Authorized Newspaper as provided in the Securities.

A notice shall identify the Securities of the series to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) the name and address of the Paying Agent;

(d) that Securities called for redemption, together with all coupons, if any, maturing after the redemption date, must be surrendered to the Paying Agent to collect the redemption price;

(e) that interest on Securities called for redemption ceases to accrue on and after the redemption date;

(f) whether the redemption by the Company is mandatory or optional; and

(g) whether the redemption is conditional as provided in Section 3.04, and if so, the terms of the conditions, and that, if the conditions are not satisfied or is not waived by the Company, the Securities will not be redeemed and such a failure to redeem will not constitute an Event of Default.

A redemption notice given by publication need not identify Registered Securities to be redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

Section 3.04 Effect of Notice of Redemption. Except as provided below, once notice of redemption is given, Securities called for redemption become due and payable on the redemption date at the redemption price stated in the notice.

A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice (“Conditional Redemption”), and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred on or before such date or have been waived by the Company in its sole discretion.

Section 3.05 Payment of Redemption Price. On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

When the Holder of a Security surrenders it for redemption in accordance with the redemption notice, the Company shall pay to the Holder on the redemption date the redemption price and accrued interest to such date, except that:

(a) the Company will pay any such interest (except defaulted interest) to Holders on the record date of Registered Securities if the redemption date occurs on an interest payment date; and

(b) the Company will pay any such interest to Holders of coupons that mature on or before the redemption date upon surrender of such coupons to the Paying Agent.

Coupons maturing after the redemption date on a called Security are void absent a payment default on that date. Nevertheless, if a Holder surrenders for redemption a Bearer Security missing any such coupons, the Company may deduct the face amount of such coupons from the redemption price. If thereafter the Holder surrenders to the Paying Agent the missing coupons, the Company will return the amount so deducted. The Company may waive surrender of the missing coupons if it receives an indemnity bond satisfactory to the Company.

Section 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall deliver to the Holder a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07 Limited Right of Redemption at Option of Beneficial Owner. If, and to the extent, the Securities Resolution establishing a Series so provides, unless the Securities have been declared due and payable prior to their maturity by reason of an Event of Default, commencing on a date specified in such Securities Resolution (the “Section 3.07 Commencement Date”) the Representative (as defined below) of a deceased holder of an interest in the Securities (a “Beneficial Owner”) has the right to request redemption of all or part of his or her interest in the Securities, expressed in integral multiples of $1,000, for payment prior to maturity, and the Company will redeem the same subject to the limitations that the Company will not be obligated to redeem during a period or periods specified in such Securities Resolution (each a “Section 3.07 Redemption Period”), (i) on behalf of the deceased Beneficial Owner any interest in the Securities which exceeds an aggregate principal amount specified in said Securities Resolution (the “Section 3.07 Individual Limit”) and (ii) interests in the Securities in the aggregate principal amount exceeding such aggregate limit as is specified in the Securities Resolution establishing a Series (the “Section 3.07 Aggregate Limit”). In the case of interests in the Securities owned by a deceased Beneficial Owner, a request for redemption may be presented to the Trustee at any time and in any principal amount. If the Company, although not obligated to do so, chooses to redeem interests of a deceased Beneficial Owner in the Securities in any such period in excess of the Section 3.07 Individual Limit, such redemption, to the extent that it exceeds the Section 3.07 Individual Limit for any Beneficial Owner, shall not be included in the computation of the Section 3.07 Percentage Limit applicable to the Series for such Section 3.07 Redemption Period.

Subject to the Section 3.07 Individual Limit and the Section 3.07 Aggregate Limit applicable to a Series, the Company will upon the death of any Beneficial Owner redeem the interest of the Beneficial Owner in the Securities within 60 days following receipt by the Trustee of a validly completed Redemption Request, as hereinafter defined, including all supporting documentation, from such Beneficial Owner’s personal representative, or surviving joint tenant(s), tenant(s) by the entirety or tenant(s) in common, or other persons entitled to effect such a Redemption Request (each, a “Representative”). If Redemption Requests exceed either the Section 3.07 Individual Limit and the Section 3.07 Aggregate Limit then such excess Redemption Request (subject in the case of the Section 3.07 Individual Limit to the provisions of the last sentence of the preceding paragraph) will be applied to successive Section 3.07 Redemption Periods in the order of receipt for prepayment, regardless of the number of Section 3.07 Redemption Periods required to redeem such interest unless sooner withdrawn as described below.

A request for redemption of an interest in the Securities may be made by delivering a request to the depositary, if any, in whose names the certificate or certificates representing such Securities (the “Depositary”) in the case of a participant in the system of such Depositary, including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with such a participant, either directly or indirectly (a “Participant”), which is the Beneficial Owner of such interest, or to the Participant through whom the Beneficial Owner owns such interest, in form satisfactory to the Participant, together with evidence of death of the Beneficial Owner and the authority of the Representative satisfactory to the Participant and the Trustee. A Representative of a deceased Beneficial Owner may make the request for redemption and shall submit such other evidence of the right to such redemption as the Participant or Trustee shall require. The request shall specify the principal amount of the Securities to be redeemed. A request for redemption in form satisfactory to the Participant and accompanied by the documents relevant to the request as above provided, together with a certification by the Participant that it holds the interest on behalf of the deceased Beneficial Owner with respect to whom the request for redemption is being made (the “Redemption Request”) shall be provided to the Depositary by a Participant and the Depositary will forward the request to the Trustee. Redemption Requests, including all supporting documentation, shall be in the form satisfactory to the Trustee and no request for redemption shall be considered validly made until the Redemption Request and all supporting documentation, in form satisfactory to the Trustee, shall have been received by the Trustee.

The price to be paid by the Company for an interest in the Securities to be redeemed pursuant to a request from a deceased Beneficial Owner’s Representative is one hundred percent (100%) of the principal amount thereof, unless otherwise specified in the Securities Resolution authorizing a series, plus accrued but unpaid interest to the date of redemption. Subject to arrangements with the Depositary, payment for interests in the Securities which are to be redeemed shall be made to the Depositary within 60 days following receipt by the Trustee of the Redemption Request, including all supporting documentation, and the Securities to be redeemed in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depositary which are to be fulfilled in connection with such payment. An acquisition of Securities by the Company or its subsidiaries other than by redemption at the option of any Representative of a deceased Beneficial Owner shall not be included in the computation of either the Section 3.07 Individual Limit or relevant Section 3.07 Aggregate Limit for any Section 3.07 Redemption Period.

Interests in the Securities held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant in common, tenant by the entirety or joint tenant will be deemed to be the death of the Beneficial Owner. The death of a person who, during such person’s lifetime, was entitled to substantially all of the rights of a Beneficial Owner will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Trustee.

Any Redemption Request may be withdrawn upon delivery of a written request for such withdrawal given to the Trustee by the Depositary prior to payment of the redemption price of the interest in the Securities.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Securities. The Company shall pay the principal of and interest on a series in accordance with the terms of the Securities for the series, any related coupons, and this Indenture. Principal and interest on a series shall be considered paid on the date due if the Paying Agent for the series holds on that date money sufficient to pay all principal and interest then due on the series.

Section 4.02 Overdue Interest. Unless the Securities Resolution otherwise provides, the Company shall pay interest on overdue principal of a Security of a series at the rate (or yield to maturity in the case of a Discounted Debt Security) borne by the series; the Company shall pay interest on overdue installments of interest at the same rate or yield to maturity to the extent lawful.

Section 4.03 No Lien Created, etc. This Indenture and the Securities do not create a Lien, charge or encumbrance on any property of the Company or any Subsidiary.

Section 4.04 Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

Any other obligor on the Securities shall also deliver to the Trustee such a certificate as to its compliance with this Indenture within 120 days after the end of each of its fiscal years.

The certificates need not comply with Section 12.04.

Section 4.05 SEC Reports. The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or such portions of the foregoing as the SEC may prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Any other obligor on the Securities shall do likewise as to the above items which it is required to file with the SEC pursuant to those sections.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE 5

SUCCESSORS

Section 5.01 When Company May Merge, etc. Unless the Securities Resolution establishing a series otherwise provides, the Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any person in any transaction in which the Company is not the survivor unless:

(a) the person is organized under the laws of the United States or a State thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a State thereof;

(b) the person assumes by supplemental indenture all the obligations of the Company under this Indenture, the Securities and any coupons;

(c) all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and

(d) immediately after the transaction no Default exists.

The successor shall be substituted for the Company, and thereafter all obligations of the Company under this Indenture, the Securities and any coupons shall terminate.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Unless the Securities Resolution otherwise provides, an “Event of Default” on a series occurs if:

(a) the Company defaults in any payment of interest on any Securities of the series when the same becomes due and payable and the Default continues for a period of 60 days;

(b) the Company defaults in the payment of the principal and premium, if any, of any Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise, and such default shall continue for five or more days;

(c) the Company defaults in the payment or satisfaction of any sinking fund obligation with respect to any Securities of the series as required by the Securities Resolution establishing such series and the Default continues for a period of 60 days;

(d) the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 90 days after the notice specified below;

(e) the Company pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian for it or for all or substantially all of its property, or

(iv) makes a general assignment for the benefit of its creditors;

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company in an involuntary case,

(ii) appoints a Custodian for the Company or for all or substantially all of its property, or

(iii) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 60 days; or

(g) there occurs any other Event of Default provided for in the series.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

A Default under clause (d) is not an Event of Default until the Trustee or the Holders of at least 33-1/3% in principal amount of the series notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If Holders notify the Company of a Default, they shall notify the Trustee at the same time.

The failure to redeem any Security subject to a Conditional Redemption is not an Event of Default if any event on which such redemption is so conditioned does not occur and is not waived before the scheduled redemption date.

Section 6.02 Acceleration. If an Event of Default occurs and is continuing on a series, the Trustee by notice to the Company, or the Holders of at least 33-1/3% in principal amount of the series by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities of the series to be due and payable immediately. Discounted Debt Securities may provide that the amount of principal due upon acceleration is less than the stated principal amount.

The Holders of a majority in principal amount of the series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing on a series, the Trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the Trustee and Holders of the series.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or coupons or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults. Unless the Securities Resolution otherwise provides, the Holders of a majority in principal amount of a series by notice to the Trustee may waive an existing Default on the series and its consequences except:

(a) Default in the payment of the principal of or interest on the series, or

(b) a Default in respect of a provision that under Section 11.02 cannot be amended without the consent of each Securityholder affected.

Section 6.05 Control by Majority. The Holders of a majority in principal amount of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, with respect to the series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or if the Trustee in good faith shall determine that the action or direction might involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

A Securityholder of a series may pursue a remedy with respect to the series only if:

(a) the Holder gives to the Trustee notice of a continuing Event of Default on the series;

(b) the Holders of at least 33-1/3% in principal amount of the series make a request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the series do not give the Trustee a direction inconsistent with such request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.07 Collection Suit by Trustee. If an Event of Default in payment of interest, principal or sinking fund specified in Section 6.01(a), 6.01(b) or 6.01(c) occurs and is continuing on a series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the series.

Section 6.08 Priorities. If the Trustee collects any money for a series pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Securityholders of the series for amounts due and unpaid for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable for principal and interest, respectively; and

Third: to the Company, or as a court of competent jurisdiction may so direct.

The Trustee may fix a payment date for any payment to Securityholders.

ARTICLE 7

TRUSTEE

Section 7.01 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02 Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

(c) The Trustee may act through agents, attorneys, custodians and nominees and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(e) The Trustee may refuse to perform any duty or exercise any right or power which it reasonably believes may expose it to any loss, liability or expense unless it receives indemnity satisfactory to it against such loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee shall have no duty with respect to a Default unless a responsible officer of the Trustee has actual knowledge of the Default. As used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

(h) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized and within its powers.

(i) Any Agent shall have the same rights and be protected to the same extent as if it were Trustee.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(l) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities or coupons and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 7.04 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or any coupons; it shall not be accountable for the Company’s use of the proceeds from the Securities; it shall not be responsible for any statement in the Securities or any coupons; it shall not be responsible for determining whether the form and terms of any Securities or coupons were established in conformity with this Indenture; and it shall not be responsible for determining whether any Securities were issued in accordance with this Indenture.

Section 7.05 Notice of Defaults. If a Default occurs and is continuing on a series and if the Trustee has actual knowledge of such Default, the Trustee shall mail a notice of the Default within 90 days after it occurs to Holders of Registered Securities of the series. Except in the case of a Default in payment on a series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders of the series. The Trustee shall withhold notice of a Default described in Section 6.01(d) until at least 90 days after it occurs.

Section 7.06 Reports by Trustee to Holders. Any report required by TIA 313(a) to be mailed to Securityholders shall be mailed by the Trustee on or before July 15 of each year.

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which any Securities are listed. The Company shall notify the Trustee when any Securities are listed on a stock exchange.

Section 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify and hold harmless the Trustee against any loss, liability, damage, claims, or expenses incurred by it arising out of or in connection with the acceptance or administration of the trust or trusts hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or willful misconduct.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities and any coupons on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest on particular securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or 6.01(f) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section shall survive any termination or discharge of this Indenture (including without limitation any termination under any Bankruptcy Law) and the resignation or removal of the Trustee.

Section 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(a) The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company’s consent.

(b) The Company may remove the Trustee if:

(i) the Trustee fails to comply with TIA 310(a) or 310(b) or with Section 7.10;

(ii) the Trustee is adjudged a bankrupt or an insolvent;

(iii) a Custodian or other public officer takes charge of the Trustee or its property;

(iv) the Trustee becomes incapable of acting; or

(v) an event of the kind described in Section 6.01(e) or 6.01(f) occurs with respect to the Trustee.

(c) The Company also may remove the Trustee with or without cause if the Company so notifies the Trustee three months in advance and if no Default occurs during the three month period.

(d) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

(e) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) If the Trustee fails to comply with TIA 310(a) or 310(b) or with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Registered Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

Section 7.09 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Trustee’s Capital and Surplus. The Trustee at all times shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published report of financial condition.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01 Defeasance. Securities of a series may be defeased in accordance with their terms and, unless the Securities Resolution otherwise provides, in accordance with this Article.

The Company at any time may terminate as to a series all of its obligations under this Indenture, the Securities of the series and any related coupons (“legal defeasance option”). The Company at any time may terminate as to a series its obligations, if any, under any restrictive covenants which may be applicable to a particular series (“covenant defeasance option”). However, in the case of the legal defeasance option, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07, 7.08 and 8.04 shall survive until the Securities of the series are no longer outstanding; thereafter the Company’s obligations in Section 7.07 shall survive.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to any restrictive covenants which may be applicable to such series.

The Trustee upon request shall acknowledge in writing the discharge of those obligations or restrictions that the Company terminates by defeasance.

Section 8.02 Conditions to Defeasance. The Company may exercise as to a series its legal defeasance option or its covenant defeasance option if:

(a) the Company irrevocably deposits in trust with the Trustee or another trustee money or U.S. Government Obligations;

(b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations without reinvestment plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of the series to maturity or redemption, as the case may be;

(c) immediately after the deposit no Default exists;

(d) the deposit does not constitute a default under any other agreement binding on the Company;

(e) the deposit does not cause the Trustee to have a conflicting interest under TIA 310(a) or 310(b) as to another series;

(f) the Company delivers to the Trustee an Opinion of Counsel to the effect that Holders of the series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance; and

(g) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(e) or 6.01(f) occurs that is continuing at the end of the period.

Before or after a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

“U.S. Government Obligations” means direct obligations of (i) the United States or (ii) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Section 8.03 Application of Trust Money.

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on Securities of the defeased series.

Section 8.04 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors unless an abandoned property law designates another person.

ARTICLE 9

SUBORDINATION OF SECURITIES

Section 9.01 Agreement of Subordination. The Company covenants and agrees, and each holder of Securities issued hereunder by his acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 9; and each Securityholder, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and interest on all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

The provisions of this Article 9 define the subordination of the Securities, as obligations of the Company, with respect to Senior Indebtedness of the Company, as defined for the Company. All such provisions shall also be deemed to apply in the same way (mutatis mutandis) to each guarantor of Securities issued hereafter, with appropriate corresponding references to the Senior Indebtedness of such guarantor.

No provision of this Article 9 shall prevent the occurrence of any default or Event of Default hereunder.

Section 9.02 Payments to Securityholders. In the event and during the continuation of any default in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company continuing beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness of the Company, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of, or premium, if any, or interest on the Securities, except any sinking fund payments made by the acquisition of Securities prior to the happening of such default and payments made pursuant to Article 8 hereof from monies deposited with the Trustee pursuant thereto prior to the happening of such default.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of the principal (and premium, if any) or interest on the Securities (except payments made pursuant to Article 8 hereof from monies deposited with the Trustee pursuant thereto prior to the happening of such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization any payment by the Company, or distribution of assets of the Company of and kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provisions of this Article 9, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness of the Company held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness of the Company may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness of the Company in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness of the Company, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

If, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness of the Company or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness of the Company may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay all Senior Indebtedness of the Company in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

For purposes of this Article 9, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 9 with respect to the Securities to the payment of all Senior Indebtedness of the Company which may at the time be outstanding; provided that (i) the Senior Indebtedness of the Company is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness of the Company (other than leases) and of leases which are assumed are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 9.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5 hereof. Nothing in this Section 9.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 9.03 Subrogation of Securities. Subject to the payment in full of all Senior Indebtedness of the Company, the rights of the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness of the Company until the principal of (and premium, if any) and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of the Company of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 9 no payment over pursuant to the provisions of this Article 9, to or for the benefit of the holders of Senior Indebtedness of the Company by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness of the Company. It is understood that the provisions of this Article 9 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness of the Company, on the other hand.

Nothing contained in this Article 9 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of its Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of its Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 9 of the holders of Senior Indebtedness of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article 9, the Trustee, subject to the provisions of Section 7.02, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the

Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 9.

Section 9.04 Authorization by Securityholders. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 9 appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 9.05 Notice to Trustee. The Company shall give promptly written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 9. Notwithstanding the provisions of this Article 9 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 9, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.02, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than three Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 9.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

Notwithstanding anything to the contrary hereinbefore set forth, nothing shall prevent any payment by the Company or the Trustee to the Securityholders of monies in connection with a redemption of Securities if (i) notice of such redemption has been given pursuant to Article 3 hereof prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 60 days before the redemption date.

The Trustee conclusively shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness of the Company or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 9, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article 9, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

Section 9.06 Trustee’s Relation to Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 9 in respect of any Senior Indebtedness of the Company at any time held by it, to the same extent as any other holder of Senior Indebtedness of the Company and nothing elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 9, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and the Trustee shall not be liable to any holder of Senior Indebtedness of the Company if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness of the Company shall be entitled by virtue of this Article 9 or otherwise.

Section 9.07 No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charge with.

Section 9.08 Rights of Trustee. Nothing in this Article 9 shall apply to claims of or payments to, the Trustee pursuant to Section 7.07 or Section 8.03.

ARTICLE 10

CONVERSION

Section 10.01 Conversion Privilege. If the Securities Resolution establishing the terms of a series of Securities so provides, Securities of any series may be convertible at the option of the holders into or for Common Stock or other equity or debt securities (a “Conversion Right”). The Securities Resolution may establish, among other things, the Conversion Rate, provisions for adjustments to the Conversion Rate and limitations upon exercise of the Conversion Right.

Unless the Securities Resolution otherwise provides, a Holder may convert a portion of a Security if the portion is $1,000 or in integral multiples thereof. Provisions of this Indenture that apply to the conversion of the aggregate principal amount of a Security also apply to conversion of a portion of it.

The Securities Resolution providing for Securities with a Conversion Right may establish any terms in addition to, or other than (including terms inconsistent with), those set forth in this Article 10 with respect to the Conversion of the Securities established thereby (other than those of Section 10.16).

Section 10.02 Conversion Procedure. To convert a Security a Holder must satisfy all requirements in the Securities or the Securities Resolution and (i) complete and manually sign the conversion notice (the “Conversion Notice”) provided for in the Securities Resolution or the Security (or complete and manually sign a facsimile thereof) and deliver such notice to the Conversion Agent or any other office or agency maintained for such purpose, (ii) surrender the Security to the Conversion Agent or at such other office or agency by physical delivery, (iii) if required, furnish appropriate endorsements and transfer documents, and (iv) if required, pay all transfer or similar taxes. The date on which such notice shall have been received by and the Security shall have been so surrendered to the Conversion Agent is the “Conversion Date.” Such Conversion Notice shall be irrevocable and may not be withdrawn by a Holder for any reason.

The Company will complete settlement of any conversion of Securities not later than the fifth business day following the Conversion Date in respect of the cash portion elected to be delivered in lieu of the securities into which the Security is convertible and not later than the seventh business day following the Conversion Date in respect of the portion to be settled in such securities.

If any Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds (in immediately available funds) equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Security shall have been called for redemption during such period, in which case no such payment shall be required). A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date. Subject to the aforesaid right of the registered holder to receive interest, no payment or adjustment will be made on conversion for interest accrued on the converted Security or for interest, dividends or other distributions payable on any security issued on conversion.

If a Holder converts more than one Security at the same time, the securities into which the Security is convertible issuable or cash payable upon the conversion shall be based on the total principal amount of the Securities converted.

Upon surrender of a Security that is converted in part the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered; except that if a global Security is so surrendered the Trustee shall authenticate and deliver to the Depositary a new global Security in a denomination equal to and in exchange for the unconverted portion of the principal of the global Security so surrendered.

If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

Section 10.03 Taxes on Conversion. If a Holder of a Security exercises a Conversion Right, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the securities into which the Security is convertible upon the conversion. However, the Holder shall pay any such tax which is due because securities or other property are issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax or other withholding required by law or regulations.

Section 10.04 Company Determination Final. Any determination that the Board of Directors makes pursuant to this Article 10 or consistent with terms provided for in any Securities Resolution is conclusive, absent manifest error.

Section 10.05 Trustee’s and Conversion Agent’s Disclaimer. The Trustee (and each Conversion Agent other than the Company) has no duty to determine when or if an adjustment under this Article 10 or any Securities Resolution should be made, how it should be made or calculated or what it should be. The Trustee (and each Conversion Agent other than the Company) makes no representation as to the validity or value of any securities issued upon conversion of Securities. The Trustee (and each Conversion Agent other than the Company) shall not be responsible for the Company’s failure to comply with this Article 10 or any provision of a Securities Resolution relating to a Conversion Right.

Section 10.06 Company to Provide Conversion Securities. The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury sufficient shares to permit the conversion of all of the Securities convertible into Common Stock. The Company shall arrange and make available for issuance upon conversion the full amount of any other securities into which the Securities are convertible to permit such conversion of the Securities.

All shares of Common Stock or other equity securities of any person which may be issued upon conversion of the Securities shall be validly issued, fully paid and nonassessable.

The Company will comply with all securities laws regulating the offer and delivery of securities upon conversion of Securities.

Section 10.07 Cash Settlement Option. If the Securities Resolution so provides, the Company may elect to satisfy, in whole or in part, a Conversion Right of Securities convertible into Common Stock or other securities of any person by the delivery of cash. The amount of cash to be delivered shall be equal to the Market Price on the last Trading Day preceding the applicable Conversion Date of a share of Common Stock or other securities of any person into which the Securities are convertible multiplied by the number of shares of Common Stock or the number of shares or principal amount of other securities into which the Securities are convertible, respectively, in respect of which the Company elects to deliver cash. If the Company elects to satisfy, in whole or in part, a Conversion Right by the delivery of shares of Common Stock or other securities, no fractional shares or portion of other securities will be delivered. Instead, the Company will pay cash based on the Market Price for such fractional share of Common Stock or portion of other securities.

The “Market Price” of the Common Stock into which Securities or other equity securities into which the Securities are convertible may be converted pursuant to a Securities Resolution or this Article 10 on any Trading Day means the weighted average per share sale price for all sales of the Common Stock or other equity securities on such Trading Day (or, if the information necessary to calculate such weighted average per share sale price is not reported, the average of the high and low sale prices, or if no sales are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices), as reported in the composite transactions for the New York Stock Exchange, or if the Common Stock or other equity securities into which the Securities are convertible are not listed or admitted to trading on such exchange, as reported in the composite transactions for the principal national or regional United States securities exchange on which the Common Stock or other equity securities into which the Securities are convertible are listed or admitted to trading or, if the Common Stock or other equity securities into which the Securities are convertible are not listed or admitted to trading on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated, or if not so reported, as determined in the manner set forth in the appropriate Securities Resolution. In the absence of such quotations, the Company shall be entitled to determine the Market Price on the basis of such quotations as it considers appropriate.

The “Market Price” of any debt security into which Securities are convertible shall be determined as set forth in the applicable Securities Resolution.

Section 10.08 Adjustment in Conversion Rate for Change in Capital Stock. If the Securities are convertible into Common Stock and the Company:

(a) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

(b) subdivides its outstanding shares of Common Stock into a greater number of shares;

(c) combines its outstanding shares of Common Stock into a smaller number of shares;

(d) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock other than Common Stock; or

(e) issues by reclassification of its Common Stock any shares of its Capital Stock, then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company (or, at the Company’s option, an equivalent amount in cash) which he would have owned immediately following such action if he had converted the Security immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

If the security into which the Securities are convertible is other than Common Stock of the Company, the conversion rate shall be subject to adjustment as set forth in the applicable Securities Resolution.

If after an adjustment a Holder of a Security may, upon conversion, receive shares of two or more classes of Capital Stock of the Company or other securities, the Board of Directors of the Company shall determine the allocation of the adjusted Conversion Rate between or among the classes of Capital Stock or other securities. After such allocation, the conversion privilege and the Conversion Rate of each class of Capital Stock or other securities shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article or in such Securities Resolution.

Section 10.09 Adjustment in Conversion Rate for Common Stock Issued Below Market Price. If the Securities are convertible into Common Stock, and the Company issues to all holders of Common Stock rights, options or warrants to subscribe for or purchase shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or rights, options or warrants to subscribe for or purchase such convertible or exchangeable securities at a Price Per Share (as defined and determined according to the formula given below) lower than the current Market Price on the date of such issuance, the Conversion Rate shall be adjusted in accordance with the following formula:

R
C = CC x O + M
O+ N

where:

AC =	the adjusted Conversion Rate.

CC =	the then current Conversion Rate.

O =	the number of shares of Common Stock outstanding immediately prior to such issuance (which number shall include shares owned or held by or for the account of the Company).

N =	the “Number of Shares,” which (i) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable for shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof; and (ii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the maximum number of shares of Common Stock initially issuable upon the conversion or exchange of the convertible or exchangeable securities issuable upon the exercise of such rights, options or warrants.

R =	the proceeds received or receivable by the Company, which (i) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable for shares of Common Stock, is the aggregate amount received or receivable by the Company in consideration for the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities, payable to the Company upon exercise, conversion or exchange thereof; and (ii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the aggregate amount received or receivable by the Company in consideration for the sale and issuance of such rights, options or warrants, plus the minimum aggregate consideration payable to the Company upon the exercise thereof, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities, payable upon the conversion or exchange of the convertible or exchangeable securities; provided, that in each case the proceeds received or receivable by the Company shall be deemed to be the amount of gross cash proceeds without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith.

M =	the current Market Price per share of Common Stock on the date of issue of the rights, options or warrants to subscribe for or purchase shares of Common Stock or the securities convertible into or exchangeable for shares of Common Stock or the rights, options or warrants to subscribe for or purchase convertible or exchangeable securities.

“Price Per Share” shall be defined and determined according to the following formula:

P = R
N

where:

P = Price Per Share

and R and N have the meanings assigned above.

If the Company shall issue rights, options, warrants or convertible or exchangeable securities with respect to its Common Stock for a consideration consisting, in whole or in part, of property other than cash the amount of such consideration shall be determined in good faith by the Board of Directors whose determination shall be conclusive and evidenced by a resolution of the Board of Directors filed with the Trustee.

The adjustment shall be made successively whenever any such additional rights, options, warrants or convertible or exchangeable securities with respect to its Common Stock are issued, and shall become effective immediately after the date of issue of such shares, rights, options, warrants or convertible or exchangeable securities.

To the extent that such rights, options or warrants to acquire Common Stock expire unexercised or to the extent any convertible or exchangeable securities with respect to its Common Stock are redeemed by the Company or otherwise cease to be convertible or exchangeable into shares of Common Stock, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustment made upon the date of issuance of such rights, options, warrants or convertible or exchangeable securities been made upon the basis of the issuance of rights, options or warrants to subscribe for or purchase only the number of shares of Common Stock as to which such rights, options or warrants were actually exercised and the number of shares of Common Stock that were actually issued upon the conversion or exchange of the convertible or exchangeable securities.

If the Securities are convertible into securities other than the Common Stock, any adjustment in the Conversion Rate required for the issuance or sale of the securities into which the Securities are convertible shall be made as set forth in the Securities Resolution.

Section 10.10 Adjustment For Other Distributions. If the Securities are initially convertible into Common Stock and the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase assets or debt securities of the Company, the Conversion Rate shall be adjusted in accordance with the following formula:

AC = CC x (O x M)
(O x M) - F

where:

AC =	the adjusted Conversion Rate.

CC =	the then current Conversion Rate.

O =	the number of shares of Common Stock outstanding on the record date mentioned below (which number shall include shares owned or held by or for the account of the Company).

M =	the current Market Price per share of Common Stock on the record date mentioned below.

F =	the fair market value on the record date of the assets, securities, rights or warrants distributed. The Board of Directors of the Company shall determine the fair market value.

The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

If the securities into which the Securities are convertible are other than Common Stock, any adjustments for such other distribution shall be made as set forth in the Securities Resolution.

This Section does not apply to cash dividends or distributions or to reclassifications or distributions referred to in Section 10.08. Also, this Section does not apply to shares issued below Market Price referred to in Section 10.09.

Section 10.11 Voluntary Adjustment. The Company at any time may increase the Conversion Rate, temporarily or otherwise, by any amount but in no event shall such Conversion Rate result in the issuance of Capital Stock at a price less than the par value of such Capital Stock at the time such increase is made.

Section 10.12 When Adjustment May be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require a change of at least 1% in the Conversion Rate. Any adjustments that are not made due to the immediately preceding sentence shall be carried forward and taken into account in any subsequent adjustment; provided, that any adjustment carried forward shall be deferred not in excess of three years, whereupon any adjustment to the Conversion Rate will be effected.

All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

Section 10.13 When No Adjustment Required. Except as set forth in Section 10.09, no adjustment in the Conversion Rate shall be made because the Company issues, in exchange for cash, property or services, shares of Common Stock, or any securities convertible into shares of Common Stock, or securities carrying the right to purchase shares of Common Stock or such convertible securities.

No adjustment in the Conversion Rate need be made for rights to purchase or the sale of Common Stock pursuant to a Company plan providing for reinvestment of dividends or interest.

No adjustment in the Conversion Rate need be made for a change in the par value of the Common Stock or other securities having a par value.

No adjustment need be made for a transaction referred to in Section 10.08, 10.09 or 10.10 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock or other securities into which the Securities are convertible participate in the transaction.

Section 10.14 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders of Securities affected a notice of the adjustment. The Company shall file with the Trustee an Officers’ Certificate or a certificate from the Company’s independent public accountants stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error.

Section 10.15 Notice of Certain Transactions. If:

(a) the Company proposes to take any action that would require an adjustment in the Conversion Rate,

(b) the Company proposes to take any action that would require a supplemental indenture pursuant to Section 10.16, or

(c) there is a proposed liquidation or dissolution of the Company or of the issuer of any other security into which the Securities are convertible, the Company shall mail to registered Holders of Securities of any affected series a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date.

Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.16 Reorganization of the Company. If the Company is a party to a transaction subject to Section 5.01, the successor corporation (if other than the Company) shall enter into a supplemental indenture which shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger or transfer if he had converted the Security immediately before the effective date of the transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. The successor company shall mail to Holders of Securities of any affected series a notice briefly describing the supplemental indenture.

If this Section applies, Sections 10.08, 10.09 and 10.10 do not apply.

ARTICLE 11

AMENDMENTS

Section 11.01 Without Consent of Holders. The Company and the Trustee may amend this Indenture, the Securities or any coupons without the consent of any Securityholder:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to comply with Article 5 or Section 10.16;

(c) to provide that specific provisions of this Indenture shall not apply to a series not previously issued;

(d) to create a series and establish its terms;

(e) to provide for a separate Trustee for one or more series; or

(f) to make any change that does not materially adversely affect the rights of any Securityholder.

Section 11.02 With Consent of Holders. Unless the Securities Resolution otherwise provides, the Company and the Trustee may amend this Indenture, the Securities and any coupons with the written consent of the Holders of a majority in principal amount of the Securities of all series affected by the amendment voting as one class. However, without the consent of each Securityholder affected, an amendment under this Section may not:

(a) reduce the amount of Securities whose Holders must consent to an amendment;

(b) reduce the interest on or change the time for payment of interest on any Security;

(c) change the fixed maturity of any Security;

(d) reduce the principal of any non-Discounted Debt Security or reduce the amount of principal of any Discounted Debt Security that would be due upon an acceleration thereof;

(e) change the currency in which principal or interest on a Security is payable;

(f) make any change that materially adversely affects the right to convert any Security; or

(g) make any change in Section 6.04 or 11.02, except to increase the amount of Securities whose Holders must consent to an amendment or waiver or to provide that other provisions of this Indenture cannot be amended or waived without the consent of each Securityholder affected thereby.

An amendment of a provision included solely for the benefit of one or more series does not affect Securityholders of any other series.

Securityholders need not consent to the exact text of a proposed amendment or waiver; it is sufficient if they consent to the substance thereof.

Section 11.03 Compliance With Trust Indenture Act. Every amendment pursuant to Section 11.01 or 11.02 shall be set forth in a supplemental indenture (except any amendment pursuant to Section 11.01[(4)], which may be set forth in a Securities Resolution) that complies with the TIA.

If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

Section 11.04 Effect of Consents. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder entitled to consent to it.

A consent to an amendment or waiver by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security that evidences the same debt as the consenting Holder’s Security. Any Holder or subsequent Holder may revoke the consent as to his Security if the Trustee receives notice of the revocation before the amendment or waiver becomes effective.

The Company may fix a record date for the determination of Holders of Registered Securities entitled to give a consent. The record date shall not be less than 10 nor more than 60 days prior to the first written solicitation of Securityholders.

Section 11.05 Notation on or Exchange of Securities. The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company may issue in exchange for affected Securities new Securities that reflect the amendment or waiver.

Section 11.06 Trustee Protected. The Trustee need not sign any supplemental indenture that adversely affects its rights. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment or supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture, and that such amendment or supplement or waiver constitutes the legal, valid and binding obligation of the Company.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act. The provisions of TIA 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not expressly set forth herein.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 12.02 Notices. Any notice by one party to another is duly given if in writing and delivered in person, sent by facsimile transmission confirmed by mail or mailed by first-class mail to the other’s address shown below:

Company:

Westar Energy, Inc.

818 Kansas Avenue

Topeka, Kansas 66612

Fax: (    )

Attention:

Trustee:

The Bank of New York Mellon Trust Company, N.A.

2 North La Salle Street

Suite 1020

Chicago, IL 60602

Fax: (    )

Attention: Corporate Trust Department

A party by notice to the other parties may designate additional or different addresses for subsequent notices.

Any notice mailed to a Securityholder shall be mailed to his address shown on the register kept by the Transfer Agent or on the list referred to in Section 2.06. Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders or the sufficiency of any published notice.

If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

If in the Company’s opinion it is impractical to mail a notice required to be mailed or to publish a notice required to be published, the Company may give such substitute notice as the Trustee approves. Failure to publish a notice as required or any defect in it shall not affect the sufficiency of any mailed notice.

All notices shall be in the English language, except that any published notice may be in an official language of the country of publication.

A “notice” includes any communication required by this Indenture.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 12.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall if so requested furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.04 Statements Required In Certificate Or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 12.05 Rules by Company and Agents. The Company may make reasonable rules for action by or a meeting of Securityholders. An Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, unless the Securities Resolution establishing a series otherwise provides with respect to Securities of the series, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.07 No Recourse Against Others. All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

Section 12.08 Duplicate Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 12.09 Governing Law. The internal law of the State of New York shall govern and be used to construe this Indenture and the Securities, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 12.10 Submission to Jurisdiction. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 12.11 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.12 FATCA. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) a foreign financial institution, issuer, trustee, paying agent, holder or other institution that is or has agreed to be subject to the Indenture, and the Company agrees (i) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this section shall survive the termination of this Indenture.

Section 12.13 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES

Dated:

WESTAR ENERGY, INC.

By:
Name:
Title:

Attest: (SEAL)

By:
Name:
Title:

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:
Name:
Title:

EXHIBIT A

A Form of Registered Security

No.	$

[NAME OF COMPANY]

[Title of Security]

[Name of Company]

promises to pay to or registered assigns the principal sum of              Dollars on             , 20

Interest Payment Dates:

Record Dates:

Dated:

[NAME OF COMPANY]

Transfer Agent and Paying Agent

By:

(SEAL)

Authenticated:

[Name of Registrar]

By:
Name:
Title:

Authorized Signature

Company Name

By:
Name:
Title:

[NAME OF COMPANY]

[Title of Security]

[Explanatory Notes follow Exhibit B]

1. Interest.

[Name of Company] (“Company”), a corporation organized and existing under the laws of the State of             , promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest on and of each year commencing             , 20    . Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from             , 20    . Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment.

The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder’s registered address.

3. Agents.

Initially,              Attention:             , will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice or provide for more than one such agent. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4. Indenture.

The Company issued the securities of this series (“Securities”) under an Indenture dated as of             , 20     (“Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (“Trustee”). The terms of the Securities include those stated in the Indenture and in the Securities Resolution creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code 77aaa–77bbbb), as amended. Securityholders are referred to the Indenture, the Securities Resolution and the Act for a statement of such terms.

5. Optional Redemption.

On or after             ,         , the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

If redeemed during the 12-month period beginning,

Year    Percentage    Year    Percentage

and thereafter at 100%.

6. Mandatory Redemption.

The Company will redeem $             principal amount of Securities on and on each thereafter through at a redemption price of 100% of principal amount, plus accrued interest to the redemption date. The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation. The Company may so subtract the same Security only once.

On              of each year commencing             , the Trustee will, upon the death of any registered owner, redeem any of the Securities held by a registered owner following presentation thereof or redemption as described below by such registered owner’s personal representative or surviving joint tenant(s), subject to the limitation that in any month period the Trustee shall not be obligated to redeem Securities pursuant to this provision to the extent that the aggregate principal amount of the Securities so subject to redemption exceeds $            , or the Securities of any registered owner tendered for redemption are in excess of the aggregate. The Securities subject to redemption as described above may be presented for redemption by delivering to the Trustee (i) a written request for redemption in form satisfactory to the Trustee, signed by the personal representative or surviving joint tenant(s) of the registered owner, (ii) the Securities to be redeemed, (iii) appropriate evidence of death and ownership of such Securities at the time of death, and (iv) appropriate evidence of the authority of such personal representative or surviving joint tenant(s). In order for Securities to be eligible for redemption on any             , such Securities must be presented for redemption in full compliance with the provisions set forth above, prior to following the death of the registered owner of such Securities and next preceding such             . Securities presented for redemption prior to maturity will be redeemed in order of their receipt by the Trustee. Any such Securities not redeemed in any such period because of the aggregate limitation or the individual $             limitation will be held in the order described above for redemption on in succeeding years until redeemed. Any such redemption shall be at a price equal to             % of the principal amount of the Securities so to be redeemed, plus accrued interest to the redemption date, but without a premium.

The death of a person who, during his lifetime, was entitled to substantially all of the beneficial interest of ownership of a Security will be deemed the death of a registered owner, regardless of the registered owner, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of street name or nominee ownership, ownership under the Uniform Transfers to Minors Act or similar statute, community property or other joint ownership arrangements between husband and wife, and trust and certain other arrangements where one person has substantially all of the beneficial ownership interest in the Securities during his lifetime. In the case of Securities registered in the name of banks, trust companies or broker-dealers who are members of a national securities exchange or the Financial Industry Regulatory Authority, Inc. (“Qualified Institutions”), the redemption limitations described above apply to each beneficial owner of Securities held by any Qualified Institution. In connection with the redemption request, such Qualified Institution must submit evidence, satisfactory to the Trustee, that it holds Securities subject to request on behalf of such beneficial owner and must certify the aggregate amount of redemption requests made on behalf of such beneficial owner.

7. Additional Optional Redemption.

In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than $             principal amount of Securities on              and on each              thereafter through              at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

8. Notice of Redemption.

Notice of redemption will be mailed at least 30 days before the redemption date to each holder of Securities to be redeemed at his registered address.

A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice (“Conditional Redemption”) and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.

9. Subordination.

Reference is made to the Indenture, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Securities to the prior payment in full of all Senior Indebtedness as defined in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

10. Conversion.

A Holder of a Security may convert it into Common Stock of the Company or cash, or a combination thereof, at the Company’s option, at any time before the close of business on             , or, if the Security is called for redemption, the Holder may convert it at any time before the close of business on the redemption date. The initial Conversion Rate is              (or an equivalent amount in cash) per $1,000 principal amount of the Securities, subject to adjustment as provided in Article 10 of the Indenture. The Company will deliver a check in lieu of any fractional share. On conversion no payment or adjustment for interest accrued on the Securities will be made nor for dividends on the Common Stock issued on conversion. If any Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Security shall have been called for redemption, in which case no such payment shall be required). A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date.

To convert a Security a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

11. Denominations, Transfer, Exchange.

The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

12. Persons Deemed Owners.

The registered holder of a Security may be treated as its owner for all purposes.

13. Amendments and Waivers.

Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

14. Restrictive Covenants.

The Securities are unsecured general obligations of the Company limited to $             principal amount. The Indenture does not limit other unsecured debt.

15. Successors.

When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations

16. Defeasance Prior to Redemption or Maturity.

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

17. Defaults and Remedies.

An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in payment or satisfaction of any sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 33-1/3% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.

The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

18. Trustee Dealings with Company.

The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

19. No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20. Authentication.

This Security shall not be valid until authenticated by a manual signature of the Registrar.

21. Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contain the text of this Security in larger type. Requests may be made to: [Name/Address of Company], Attention: Corporate Secretary.

EXHIBIT B

A Form of Bearer Security

No.	$

[NAME OF COMPANY]

[Title of Security]

[Name of Company]

promises to pay to or registered assigns the principal sum of              Dollars on             , 20

Interest Payment Dates:

Record Dates:

Dated:

[NAME OF COMPANY]

Transfer Agent and Paying Agent

By:

(SEAL)

Authenticated:

[Name of Registrar]

By:
Name:
Title:

Authorized Signature

Company Name

By:
Name:
Title:

[NAME OF COMPANY]

[Title of Security]

1. Interest.

[Name of Company] (“Company”), a corporation organized and existing under the laws of the State of             , promises to pay to bearer interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest on              and              of each year commencing             , 20    . Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from             , 20    . Interest will be computed on the basis of a 360 day year of twelve 30 day months.

2. Method of Payment.

Holders must surrender Securities and any coupons to a Paying Agent to collect principal and interest payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money.

3. Agents.

Initially,             , Attention:             , will act as Transfer Agent, Paying Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice or provide for more than one such agent.

The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4. Indenture.

The Company issued the securities of this series (“Securities”) under an Indenture dated as of             , 20     (“Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (“Trustee”). The terms of the Securities include those stated in the Indenture and the Securities Resolution and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code 77aaa–77bbbb), as amended. Securityholders are referred to the Indenture, the Securities Resolution and the Act for a statement of such terms.

5. Optional Redemption.

On or after             , the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

If redeemed during the 12-month period beginning,

Year    Percentage    Year    Percentage

and thereafter 100%.

6. Mandatory Redemption.

The Company will redeem $             principal amount of Securities on              and on each              thereafter through              at a redemption price of 100% of principal amount, plus accrued interest to the redemption date. The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation. The Company may so subtract the same Security only once.

On              of each year commencing             , the Trustee will, upon the death of any registered owner, redeem any of the Securities held by a registered owner following presentation thereof or redemption as described below by such registered owner’s personal representative or surviving joint tenant(s), subject to the limitation that in any month period the Trustee shall not be obligated to redeem Securities pursuant to this provision to the extent that the aggregate principal amount of the Securities so subject to redemption exceeds $            , or the Securities of any registered owner tendered for redemption are in excess of the aggregate . The Securities subject to redemption as described above may be presented for redemption by delivering to the Trustee (i) a written request for redemption in form satisfactory to the Trustee, signed by the personal representative or surviving joint tenant(s) of the registered owner, (ii) the Securities to be redeemed, (iii) appropriate evidence of death and ownership of such Securities at the time of death, and (iv) appropriate evidence of the authority of such personal representative or surviving joint tenant(s). In order for Securities to be eligible for redemption on any             , such Securities must be presented for redemption in full compliance with the provisions set forth above, prior to following the death of the registered owner of such Securities and next preceding such             . Securities presented for redemption prior to maturity will be redeemed in order of their receipt by the Trustee. Any such Securities not redeemed in any such period because of the aggregate limitation or the individual $             limitation will be held in the order described above for redemption on in succeeding years until redeemed. Any such redemption shall be at a price equal to             % of the principal amount of the Securities so to be redeemed, plus accrued interest to the redemption date, but without a premium.

The death of a person who, during his lifetime, was entitled to substantially all of the beneficial interest of ownership of a Security will be deemed the death of a registered owner, regardless of the registered owner, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of street name or nominee ownership, ownership under the Uniform Transfers to Minors Act or similar statute, community property or other joint ownership arrangements between husband and wife, and trust and certain other arrangements where one person has substantially all of the beneficial ownership interest in the Securities during his lifetime. In the case of Securities registered in the name of banks, trust companies or broker-dealers who are members of a national securities exchange or the Financial Industry Regulatory Authority, Inc. (“Qualified Institutions”), the redemption limitations described above apply to each beneficial owner of Securities held by any Qualified

Institution. In connection with the redemption request, such Qualified Institution must submit evidence, satisfactory to the Trustee, that it holds Securities subject to request on behalf of such beneficial owner and must certify the aggregate amount of redemption requests made on behalf of such beneficial owner.

7. Additional Optional Redemption.

In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than $             principal amount of Securities on and on each thereafter through at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

8. Subordination.

Reference is made to the Indenture, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Securities to the prior payment in full of all Senior Indebtedness as defined in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

9. Notice of Redemption.

Notice of redemption will be published once in an Authorized Newspaper in the City of New York and if the Securities are listed on any stock exchange located outside the United States and such stock exchange so requires, in any other required city outside the United States at least 30 days before the redemption date. Notice of redemption also will be mailed to holders who have filed their names and addresses with the Transfer Agent within the two preceding years. A holder of Securities may miss important notices if he fails to maintain his name and address with the Transfer Agent.

A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice (“Conditional Redemption”) and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.

10. Conversion.

A Holder of a Security may convert it into Common Stock of the Company or cash, or a combination thereof, at the Company’s option, at any time before the close of business on             , or, if the Security is called for redemption, the Holder may convert it at any time before the close of business on the redemption date. The initial Conversion Rate is              (or an equivalent amount in cash) per $1,000 principal amount of the Securities, subject to adjustment as provided in Article 10 of the Indenture. The Company will deliver a check in lieu of any fractional share. On conversion no payment or adjustment for interest accrued on the Securities will be made nor for dividends on the Common Stock issued on conversion. If any Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Security shall have been called for redemption, in which case no such payment shall be required). A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being converted will be paid on such interest payment date to the registered holder of such Security on the immediately preceding record date.

To convert a Security a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

11. Denominations, Transfer, Exchange.

The Securities are in bearer form with coupons in denominations of $5,000 and whole multiples of $5,000. The Securities may be transferred by delivery and exchanged as provided in the Indenture. Upon an exchange, the Transfer Agent may require a holder, among other things, to furnish appropriate documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange any Security or portion of a Security selected for redemption.

Also, it need not exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

12. Persons Deemed Owners.

The holder of a Security or coupon may be treated as its owner for all purposes.

13. Amendments and Waivers.

Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

14. Restrictive Covenants.

The Securities are unsecured general obligations of the Company limited to $             principal amount. The Indenture does not limit other unsecured debt.

15. Successors.

When a successor assumes all the obligations of the Company under the Securities, any coupons and the Indenture, the Company will be released from those obligations.

16. Defeasance Prior to Redemption or Maturity.

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities, any coupons and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

17. Defaults and Remedies.

An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in payment or satisfaction of any sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 33-1/3% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

18. Trustee Dealings with Company.

            , the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

19. No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20. Authentication.

This Security shall not be valid until authenticated by a manual signature of the Registrar.

21. Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contain the text of this Security in larger type. Requests may be made to: [Name/Address of Company], Attention: Corporate Secretary.

[FACE OF COUPON]

[$]............

Due............

[NAME OF COMPANY]

[Title of Security]

Unless the Security attached to this coupon has been called for redemption, [Name of Company] (the “Company”) will pay to bearer, upon surrender, the amount shown hereon when due. This coupon may be surrendered for payment to any Paying Agent listed on the back of this coupon unless the Company has replaced such Agent. Payment may be made by check. This coupon represents months’ interest.

[Name of Company]

By:

[REVERSE OF COUPON]

PAYING AGENTS

NOTES TO EXHIBITS A AND B

1. If the Security is not to bear interest at a fixed rate per annum, insert a description of the manner in which the rate of interest is to be determined. If the Security is not to bear interest prior to maturity, so state.

2. If the method or currency of payment is different, insert a statement thereof.

3. If applicable. A restriction on redemption or refunding or any provision applicable to its redemption other may be added.

4. Such provisions as are applicable, if any.

5. If the Security is a Discounted Debt Security, insert amount to be redeemed or method of calculating such amount.

6. If applicable. Also insert, if applicable, provisions for repayment of Securities at the option of the Securityholder.

7. If applicable.

8. If applicable. If convertible into securities other than Common Stock, insert appropriate summary.

9. If additional or different adjustment provisions apply so specify.

10. If applicable. Insert additional or different denominations and terms as appropriate.

11. If different terms apply, insert a brief summary thereof.

12. If applicable. If additional or different covenants apply, insert a brief summary thereof.

13. If applicable. If different defeasance terms apply, insert a brief summary thereof.

14. If additional or different Events of Default apply, insert a brief summary thereof.

15. If the Security is a Discounted Debt Security, set forth the amount due and payable upon an Event of Default.

Note: U.S. tax law may require certain legends on Discounted Debt and Bearer Securities.

EXHIBIT C

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

                     (Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                               agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

            Your Signature:

(Sign exactly as your name appears on the other side of this Security)

EXHIBIT D

CONVERSION NOTICE

To convert this Security, check the box:

To convert only part of this

Security, state the amount (must

be in integral multiples of $1,000);

$
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

If you want the securities delivered

upon conversion made out in another

person’s name, fill in the form below:

(Insert other person’s Social Security or Tax I.D. Number)

(Print or type other person’s name, address and zip code

Dated:

Signed:

(Signed exactly as name appears on the other side of this Security)

Signature Guarantee:

All signatures must be guaranteed by a

member of a national securities exchange

or of the Financial Industry Regulatory

Authority, Inc. or by a commercial bank

or trust company located in the United

States